Filed by Wintrust Financial Corporation
(Commission File No. 0-21923)
pursuant to Rule 425 under the
Securities Act of 1933, as amended

Subject Company: First Northwest Bancorp, Inc.

     On November  17, 2004, Wintrust Financial Corporation issued the following press release:

Wintrust Financial
Corporation
727 North Bank Lane, Lake Forest,
Illinois 60045

FOR IMMEDIATE RELEASE
November 17, 2004

FOR MORE INFORMATION CONTACT:

Edward J. Wehmer, President/CEO – Wintrust Financial Corporation, (847) 615-4096
David A. Dykstra, COO – Wintrust Financial Corporation, (847) 615-4096
S. Michael Polanski, President/CEO – First Northwest Bank, (847) 670-1000
Wintrust Website address: www.wintrust.com

WINTRUST FINANCIAL CORPORATION ANNOUNCES PLANS TO
ACQUIRE FIRST NORTHWEST BANCORP, INC.

     LAKE FOREST, ILLINOIS – Wintrust Financial Corporation (“Wintrust”) (Nasdaq: WTFC) today announced the signing of a definitive agreement to acquire First Northwest Bancorp, Inc. (“FNBI”). FNBI is the parent company of First Northwest Bank which has two locations in Arlington Heights, Illinois. First Northwest Bank began operations as a de novo bank in 1995 and had total assets of approximately $267 million as of September 30, 2004.

     “This transaction is a great opportunity for both companies,” stated Edward J. Wehmer, President and CEO of Wintrust. “Similar to Wintrust’s origin, First Northwest Bank began as a de novo bank and shares our commitment to community banking and customer service. The physical locations of First Northwest Bank in Arlington Heights are complementary to our existing Village Bank and Trust–Arlington Heights location and we expect to merge the two banks in this community shortly after closing. When added to our existing presence in the market, the merger will allow Wintrust to have distinct community bank leadership in the Arlington Heights market with a combined asset level exceeding $400 million. First Northwest Bank has a terrific operating culture, solid growth and profitability, and a dedicated board of directors and management team.” He added: “We look forward to providing First Northwest Bank and their customers with enhanced lending capacity and wealth management products through our Wayne Hummer Companies.”

     “We are excited about the opportunity to combine resources with Wintrust,” said S. Michael Polanski, First Northwest’s President and CEO. “We have continually sought to increase shareholder value and to enhance our products and services. This is a great opportunity to partner with a successful organization that is similarly-minded in their philosophy of offering highly personalized customer-oriented retail and commercial banking services with financial capabilities to support further expansion.” Mr. Polanski emphasized that by joining forces with Wintrust, “First Northwest Bank’s customers will not only continue to deal with the same banking staff, but will also gain access to a wider range of products and services. “We clearly see benefits for our customers, shareholders and employees and we look forward to joining the Wintrust family,” he said.

Terms of the Transaction

     In the merger, shares of FNBI common stock outstanding will be converted into the right to receive cash, shares of Wintrust’s common stock or a combination of both. The aggregate per share purchase price is approximately $21.59 and is based on Wintrust’s average trading price at closing determined in accordance with the merger agreement. Currently, FNBI has outstanding 1,479,800 shares of common stock and shares of preferred stock that will be converted into approximately 461,000 shares of common stock prior to closing and in-the-money options to acquire approximately 139,400 shares of common stock at exercise prices ranging from $5.00 to $6.15 per share, with an average exercise price of approximately $5.60.

     The transaction is subject to approval by banking regulators and FNBI’s shareholders and certain closing conditions. The transaction is expected to close late in the first quarter or early in the second quarter of 2005 and is not expected to have a material effect on Wintrust’s 2005 earnings per share.

About Wintrust

     Wintrust is a $6.2 billion asset financial holding company whose common stock is traded on the Nasdaq Stock Market® (Nasdaq: WTFC). Its 12 community bank subsidiaries, each of which was founded as a de novo bank since December 1991, are located primarily in high income retail markets in the Chicago and Milwaukee metropolitan areas — Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Advantage National Bank in Elk Grove Village, Village Bank & Trust-Arlington Heights, Beverly Bank & Trust Company in Chicago, Northview Bank and Trust in Northfield and Town Bank in Delafield, Wisconsin. The banks also operate facilities in Illinois in Buffalo Grove, Cary, Chicago, Clarendon Hills, Downers

Grove, Glencoe, Gurnee, Highland Park, Highwood, Hoffman Estates, Lake Bluff, Lake Villa, McHenry, Mundelein, Prospect Heights, Ravinia, Riverside, Roselle, Skokie, Wauconda, Western Springs, Wheaton and Winnetka, and in Madison, Wisconsin.

     Additionally, Wintrust operates various non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves commercial loan customers throughout the country. Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. WestAmerica Mortgage Company engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices. Guardian Real Estate Services, Inc. of Oakbrook Terrace provides document preparation and other loan closing services to WestAmerica Mortgage Company and its mortgage broker affiliates. Northview Mortgage, LLC engages primarily in the origination of residential mortgages for sale into the secondary market through Northview Bank & Trust’s locations in Northfield, Mundelein and Wheaton, Illinois. Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients located primarily in the Midwest. Focused Investments LLC is a broker-dealer that provides a full range of investment solutions to clients through a network of community-based financial institutions throughout the Midwest. Wayne Hummer Asset Management Company provides money management services and advisory services to individual accounts as well as the Wayne Hummer Companies’ proprietary mutual funds. Wayne Hummer Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location. Wintrust Information Technology Services Company provides information technology support, item capture and statement preparation services to the Wintrust subsidiaries.

     Currently, Wintrust operates a total of 49 banking offices and is in the process of constructing several additional branch facilities. All of Wintrust’s banking subsidiaries are locally managed with local boards of directors. Wintrust also has announced a pending acquisition of Antioch Holding Company, the parent company of State Bank of The Lakes in Antioch, Illinois.

Forward-Looking Information

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the proposed acquisition of First Northwest Bancorp, Inc. and integration of First Northwest Bancorp, Inc. with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, unanticipated changes in interest rates that negatively impact growth, competition and the related origination of loan products, unforeseen delays in completing the transaction, slower than anticipated development and growth of First Northwest Bancorp, Inc.’s business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs, unforeseen changes in the banking industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements.

Additional Information

     Wintrust will be filing a registration statement with the Securities and Exchange Commission in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus that will be sent to the shareholders of First Northwest Bancorp, Inc. seeking their approval of the proposed transaction.

     Shareholders of First Northwest Bancorp, Inc. are advised to read the important information concerning the proposed transaction contained in the proxy statement/prospectus and other documents filed by Wintrust with the Securities and Exchange Commission when they become available. When filed, these documents can be obtained free of charge from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. or upon written request to Wintrust Financial Corporation, Attn: Investor Relations, 727 North Bank Lane, Lake Forest, Illinois 60045 or by calling (847) 615-4096, or upon written request to First Northwest Bancorp, Inc., Attn: President, 234 W. Northwest Highway, Arlington Heights, Illinois 60004 or by calling (847) 670-1000.

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